(Kirkland’s Logo)
News Release

Contact: Mike Madden

Vice President & CFO

(615) 872-4995

KIRKLAND’S REPORTS SECOND QUARTER RESULTS

JACKSON, Tenn. (August 30, 2007) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 26-week periods ended August 4, 2007.

Net sales for the 13-week period ended August 4, 2007, were $87.4 million compared with $91.0 million for the 13-week period ended July 29, 2006. Comparable store sales for the second quarter of fiscal 2007 decreased 10.5% compared with a 9.0% comparable store sales decrease in the prior-year quarter. Comparable store sales in mall stores declined 12.7% for the second quarter while comparable store sales in off-mall stores declined 8.5%. The Company opened 8 stores and closed 8 stores during the quarter.

Net sales for the 26-week period ended August 4, 2007, were $169.7 million compared with $183.6 million for the 26-week period ended July 29, 2006. Comparable store sales for the 26 weeks ended August 4, 2007, decreased 14.7% compared with a 7.1% decrease in the prior-year period. Comparable store sales in mall stores declined 17.0% while comparable store sales in off-mall stores declined 12.6%. The Company opened 18 stores and closed 20 stores during the 26-week period.

Exclusive of a tax charge related to the establishment of a valuation allowance on the Company’s deferred tax assets in the amount of $2.8 million, or $0.14 per share, the Company reported a net loss of $6.5 million, or $0.33 per diluted share, for the second quarter of fiscal 2007 compared with a net loss of $5.6 million, or $0.29 per diluted share, for the prior-year period. The Company’s guidance for the quarter was a loss of $0.35 to $0.40 per share. Inclusive of the charge, the Company’s reported net loss was $0.47 per share. The results for the second quarter of fiscal 2007 also include a pre-tax impairment charge of $540,000, or $0.02 per share, related to the write down of assets in underperforming stores and a pre-tax charge of approximately $552,000, or $0.02 per share, related to the opening of the Company’s sales support office in Nashville, Tennessee.

Robert Alderson, Kirkland’s Chief Executive Officer, said, “The second quarter results continue to reflect the difficulty of operating in today’s promotional environment in the home décor sector, but we were pleased with the year-over-year improvement in gross margin and the success of our Big Sale in July. Unfortunately, the weak trends in May and June were too much to overcome. Going into the quarter, we had identified several key operational targets such as inventory control, reducing fixed costs and opening the office in Nashville. We were able to keep inventories in line with plan and complete the move on time and under budget.”

Grand Opening of Nashville Office and Sale of Jackson Headquarters Building
On August 1, Kirkland’s opened its sales support office in Nashville. The 27,500-square-foot office is home to merchandising, marketing, store operations and real estate personnel, as well as certain other senior management members. The Company announced that it intends to sell its 40,000-square-foot headquarters building in Jackson, Tennessee. All remaining employees in Jackson will be relocated to offices in the Company’s distribution center in Jackson. Active marketing of the property is expected to commence shortly.

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805 N. Parkway ¦ Jackson, Tennessee 38305 ¦ (731) 668-2444

KIRK Reports Second Quarter Results

August 30, 2007

Amendment and Extension of $45 Million Credit Facility
Kirkland’s also announced that it extended the maturity of its $45 million senior secured revolving credit facility by two years to October 2011 and amended the facility to increase the borrowing availability by approximately $3 to $5 million, depending on seasonal inventory fluctuations.

Third Quarter and Fiscal 2007 Outlook
The Company issued guidance for the third quarter ending November 3, 2007, of a net loss of $0.24 to $0.29 per diluted share, compared with a net loss of $0.15 per diluted share in the prior-year period. Net sales are expected to be $89 million to $92 million, with a comparable store sales decrease of 9% to 12% compared with net sales of $95.8 million and a comparable store sales decrease of 6.7% in the prior-year period. The Company expects to open approximately 13 stores and close 1 store during the third quarter. For the full year, the Company expects to open approximately 35 new stores and close 40 to 45 stores.

Mr. Alderson added, “With the amendment to our credit facility, opening of the Nashville office and the consolidation of our Jackson offices into one location, we continue to make measurable progress on rationalizing our cost structure and maintaining financial flexibility. Operationally, we remain focused on driving the business by identifying key items, delivering value, improving store presentation and executing better to stand out in what is expected to be a very promotional environment in the second half of the year.”

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call on August 30, 2007, at 11:00 a.m. ET to discuss its results of operations for the second quarter of fiscal 2007. The number to call for this interactive teleconference is (913) 981-4910. A replay of the conference call will be available through September 6, 2007, by dialing (719) 457-0820 and entering the confirmation number, 6115946.

The live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website, www.kirklands.com, or at http://www.videonewswire.com/event.asp?id=41193 on August 30, 2007, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through September 6, 2007.

Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States.  Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 350 stores in 37 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 2, 2007. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Second Quarter Results

August 30, 2007

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13 Week Period Ended
	August 4,	July 29,
	2007	2006
Net sales	$87,359	$90,958
Cost of sales	63,552	69,082

Gross profit	23,807	21,876
Operating expenses:
Other operating expenses	27,649	27,567
Depreciation and amortization	4,865	4,351
Nashville relocation expenses	552	—
Store impairment charge	540	—

Operating loss	(9,799)	(10,042)
Interest expense	157	57
Interest income	(1)	(22)
Other income	27	(259)

Loss before income taxes	(9,982)	(9,818)
Income tax benefit	(3,517)	(4,244)
Valuation allowance	2,781	—

Net loss	$(9,246)	$(5,574)

Loss per share:
Basic	$(0.47)	$(0.29)

Diluted	$(0.47)	$(0.29)

Shares used to calculate loss per share:
Basic	19,501	19,428

Diluted	19,501	19,428

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KIRK Reports Second Quarter Results

August 30, 2007

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	26 Week Period Ended
	August 4,	July 29,
	2007	2006
Net sales	$169,673	$183,564
Cost of sales	123,634	133,845

Gross profit	46,039	49,719
Operating expenses:
Other operating expenses	57,078	56,413
Depreciation and amortization	9,882	8,636
Nashville relocation expenses	762	—
Store impairment charge	813	—

Operating loss	(22,496)	(15,330)
Interest expense	185	84
Interest income	(180)	(130)
Other income	(31)	(338)

Loss before income taxes	(22,470)	(14,946)
Income tax benefit	(8,506)	(6,346)
Valuation allowance	2,781	—

Net loss	$(16,745)	$(8,600)

Loss per share:
Basic	$(0.86)	$(0.44)

Diluted	$(0.86)	$(0.44)

Shares used to calculate loss per share:
Basic	19,492	19,406

Diluted	19,492	19,406

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KIRK Reports Second Quarter Results

August 30, 2007

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	August 4, 2007	February 3, 2007
ASSETS
Current assets:
Cash and cash equivalents	$2,465	$25,358
Inventories, net	47,372	44,790
Other current assets	15,936	8,072

Total current assets	65,773	78,220
Property and equipment, net	68,101	71,314
Other long-term assets	2,075	1,932

Total assets	$135,949	$151,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving line of credit	$12,911	$—
Accounts payable	11,934	20,572
Other current liabilities	23,475	26,792

Total current liabilities	48,320	47,364
Deferred rent and other long-term liabilities	35,912	36,120

Total liabilities	84,232	83,484

Net shareholders’ equity	51,717	67,982

Total liabilities and shareholders’ equity	$135,949	$151,466

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